UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 11, 2011

VYSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3235 Satellite Blvd., Building 400, Suite 290, Duluth GA	30096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 965-0383

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Credit Facility

On March 11, 2011, the Company entered into a $3,000,000 credit facility with Topping Lift Capital LLC (the “Lender”) pursuant to a Loan and Security Agreement and accompanying Loan Documents (the “Facility”).  The material terms of the Facility include the following:

(i)           The Company may borrow up to a total of $3,000,000 under the Facility consisting of borrowings up to $750,000 under the working capital portion of the Facility and up to $3,000,000 less any advances under the working capital portion of the Facility under the borrowing base portion of the Facility.  The latter portion of the Facility is based on percentages of the Company’s purchase orders, inventory and accounts receivable outstanding from time to time.

(ii)           The repayment of any obligations due and owing under the Facility are secured by all assets of the Company.

(iii)           The term of the Facility is 18 months.

(iv)           The borrowing base portion of the Facility bears interest at 14% per annum and is paid monthly.  The working capital portion of the Facility bears interest at 17% per annum and is paid monthly.  The principal of the Facility is due in full at September 11, 2012.

(v)           The Company issued warrants to purchase 495,500 shares of the Company’s common stock to the Lender at $.01 per share.

(vi)           The Company must raise $800,000 in additional capital (consisting of common or preferred equity and/or subordinated indebtedness) by not later than May 31, 2011, before borrowing under the Facility.

(vii)           Borrowings under the working capital portion of the Facility are available beginning on June 1, 2011.

(viii)           Amounts outstanding under the Facility may be repaid at any time by the Company without penalty.

Investor Notes

On March 11, 2011, the Company issued to existing shareholders of the Company an aggregate of $400,000 of convertible promissory notes together with warrants to purchase an aggregate of 160,000 shares of the Company’s common stock at $0.68 per share for two years from the date of issuance.  Such notes are (i) unsecured, (ii) bear interest at an annual rate of ten percent (10%) per annum from January 1, 2011, and (iii) are convertible into shares of the Company’s common stock at the conversion rate of $0.68 of principal and interest for each such share.  No payments of interest or principal are payable until March 11, 2013.  The notes may be prepaid by the Company without penalty upon 15 days prior notice to the holders.

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The Investor Notes were issued and any shares of common stock issued upon the exercise of warrants or conversion of Investor Notes will be issued in reliance on certain exemptions from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On March 11, 2011, the Company entered into agreements more specifically described in Item 1.01 in this Current Report on Form 8-K, which description is incorporated by reference in this Item 2.03.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

4.1	Warrant to Purchase Shares of Common Stock of Vystar Corporation dated March 11, 2011 issued to Topping Lift Capital LLC

4.2	Form of Warrant issued to Investor note holders

10.1	$3,000,000 Loan and Security Agreement between Topping Lift Capital LLC and Vystar Corporation dated March 11, 2011

10.2	Validity and Fraud Guaranty from William R. Doyle, Jack W. Callicutt and Matthew P. Clark to Topping Lift Capital LLC dated March 11, 2011

10.3	Intellectual Property Security Agreement between Topping Lift Capital LLC and Vystar Corporation dated March 11, 2011

10.4	Form of Investor Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

March 15, 2011	By:	/s/ Jack W. Callicutt
Jack W. Callicutt
Chief Financial Officer